EXHIBIT 10.33

CONVERTIBLE PROMISSORY NOTE
$100,000.00	November 1, 2004

                       FOR VALUE RECEIVED, the undersigned, DIASYS CORPORATION, a Delaware Corporation with an address at 81 West Main Street, Waterbury, Connecticut 06702 (the "Company"), promises to pay to the order of GREGORY WITCHEL, an individual with a place of business at DiaSys Corporation, 81 West Main Street, Waterbury, Connecticut 06702, ("Payee"), or any subsequent assignee or holder hereof (Payee or any subsequent assignee or holder hereof sometimes being hereinafter referred to as "Holder"), the principal sum of ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00), together with: (i) interest on the unpaid principal balance of this Note, from the date hereof until said balance shall have been paid in full, at the rate or rates and in the manner hereinafter provided; (ii) all costs and expenses, including reasonable attorneys' fees, incurred in collecting or attempting to collect the indebtedness evidenced by this Note, or in enforcing that certain Loan and Security Agreement of even date herewith by and between Company and Payee (said agreement, as the same may be amended or modified from time to time, hereinafter referred to as the "Loan Agreement") or any of the other Security Documents (as hereinafter defined) or protecting or sustaining the lien thereof or in any litigation or controversy arising from or connected with this Note or any of the Security Documents; and (iii) all taxes or duties assessed upon the indebtedness evidenced by this Note or by any of the Security Documents or upon the Collateral (as hereinafter defined). All amounts owing under this Note shall be payable in legal tender of the United States of America. This Note is issued pursuant to the Loan and Security Agreement, dated as of the date hereof (the "Loan Agreement"), between the Company and the Payee.

ARTICLE I

Payment Provisions

                       Section 1.1- Interest. The principal balance of the indebtedness evidenced by this Note outstanding from time to time shall bear interest, from the date hereof until said indebtedness shall have been paid in full, at the rate of six percent (6%) per annum. Interest shall be calculated on the daily unpaid principal balance of the indebtedness evidenced by this Note based on a 360-day year, provided that interest shall be due for the actual number of days elapsed during each period for which interest is being charged. Installments of accrued interest shall be due and payable commencing on the last day of December, 2004, and continuing on the last day of each, March, June, September and December thereafter so long as any of the indebtedness evidenced by this Note is outstanding.

                       Section 1.2- Principal. The principal amount hereof and all accrued interest shall be due and payable on October 31, 2007.

                       Section 1.3- Payment Days. Any payment under this Note which is stated to be due on a day other than a "Business Day" (a day on which banks are open for business in Waterbury, Connecticut) shall be made on the next succeeding Business Day, and any such extension of time shall be included in the computation of the amount of interest to be paid.

                       Section 1.4- Prepayment. Company shall have the right to prepay the indebtedness evidenced by this Note at, in whole or in part, at any time, without prepayment premium or penalty.

                       Section 1.5- Events of Default. It shall be an Event of Default hereunder if Company shall fail to make any payment under this Note when due or if any other Event of Default (as defined in the Loan Agreement) shall occur. Any failure by Holder to exercise any right under this Note or under the Loan Agreement arising or existing as a result of such Event of Default, or any delay in such exercise, shall not constitute a waiver of the right to exercise such right at a later time so long as such Event of Default shall remain uncured, and shall not constitute a waiver of the right to exercise such right if any other Event of Default shall occur. The acceptance by Holder of payment of any sum payable under this Note after the due date of such payment shall not be a waiver of Holder's right to require prompt payment when due of all other sums payable under this Note.

                       Section 1.6- Remedies. Upon the occurrence of any Event of Default or upon maturity hereof, the outstanding principal balance of the indebtedness evidenced by this Note shall, at the option of Holder, bear interest from the date of occurrence of such Event of Default or such maturity until collection (including any period of time occurring after judgment), at the "Default Rate", being the lower of (a) the highest rate allowed by applicable law, or (b) a rate per annum equal to two percentage points (2.0%) above the higher of (A) the rate or rates that otherwise would have been in effect under this Note, or (B) the prime rate of LaSalle Bank as the same may vary from time to time. If the Holder shall not receive the full amount of any installment of interest or principal due under the terms of this Note within ten (10) days after the due date of such payment, then Company shall pay to Holder, upon demand, a late charge equal to five percent (5%) of such installment, to cover the additional expenses involved in handling such overdue payment. Such charge shall be in addition to, and not in lieu of, any other remedy Holder may have and shall be in addition to, and not in lieu of, Company's obligation to pay any reasonable fees and charges of any agents or attorneys employed in the event of any default hereunder.

                       Section 1.7- Acceleration. Upon the occurrence of any Event of Default, the indebtedness evidenced by this Note shall, at the option of and without notice or demand by the Holder, become at once due and payable. Company shall then pay the Holder, in addition to any and all other sums and charges due, the entire principal of and interest accrued on this Note.

                       Section 1.8- Waivers. Company and each endorser, guarantor and surety of this Note, and each other person liable or who shall become liable for all or any part of the indebtedness evidenced by this Note, hereby:

(a)	waive demand, presentment, protest, notice of protest, notice of dishonor, diligence in collection, notice of nonpayment and all notices of a like nature; and

(b)	to (i) the release, surrender, exchange or substitution of all or any part of the security for the indebtedness evidenced by this Note, or the taking of any additional security, (ii) the release of any or all other persons from liability, whether primary or contingent, for the indebtedness evidenced by this Note or for any related obligations, and (iii) the granting of any other indulgences to any such person.

                       Each endorser, guarantor and surety of this Note, and each other person liable or who shall become liable for all or any part of the indebtedness evidenced by this Note, consent to (i) all renewals, extensions or modifications of this Note or the Security Documents (including any affecting the time of payment), and (ii) all advances under this Note or the Security Documents. Any such renewal, extension, modification, advance, release, surrender, exchange, substitution, taking or indulgence may take place without notice to any such person, and, whether or not any such notice is given, shall not impair the liability of any such person.

                       Section 1.9- Commercial Transaction. COMPANY AND EACH ENDORSER, GUARANTOR AND SURETY OF THIS NOTE, AND EACH OTHER PERSON LIABLE OR WHO SHALL BECOME LIABLE FOR ALL OR ANY PART OF THE INDEBTEDNESS EVIDENCED BY THIS NOTE, HEREBY ACKNOWLEDGE THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-a TO 52-278n, INCLUSIVE, OR BY OTHER APPLICABLE LAW, HEREBY WAIVE THEIR RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

                       Section 1.10- Severability. If any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part, or in any respect, or if any one or more of the provisions of this Note shall operate, or would prospectively operate, to invalidate this Note, then such provision or provisions only shall be deemed to be null and void and of no force or effect and shall not affect any other provision of this Note, and the remaining provisions of this Note shall remain operative and in full force and effect, shall be valid, legal and enforceable, and shall in no way be affected: prejudiced or disturbed thereby.

                       Section 1.11- Amendments. This Note may not be modified or terminated orally, but only by a written instrument signed by the party against whom enforcement of any such modification or termination is sought. Time is and shall be of the essence in the performance of all obligations under this Note. This Note shall be governed by and construed in accordance with the laws of the

State of Connecticut.

                       Section 1.12- Gender. As used in this Note, words of any gender shall be deemed to apply equally to any other gender, the plural shall include the singular and the singular shall include the plural (as the context shall require), and the word "person" shall refer to individuals, entities, authorities and other natural and juridical persons of every type.

                       Section 1.13- Assignment. If this Note is now, or hereafter shall be, signed by more than one person, it shall be the joint and several obligation of all such persons (including, without limitation, all makers, endorsers, guarantors and sureties, if any) and shall be binding on all such persons and their respective heirs, executors, administrators, legal representatives, successors and assigns. This Note and all covenants, agreements and provisions set forth in this Note shall inure to the benefit of Holder and its successors and assigns.

                       Section 1.14- Submission to Jurisdiction. The Company hereby consents and submits to the jurisdiction of any state or Federal court located within the state of Illinois and waives statutory service of any and all process upon the Company and consents to the fullest extent permitted by applicable law that all such service of process be made by registered mail or actual delivery to the Borrower at the address stated at the beginning of this Promissory Note and service so made shall be deemed to be completed upon the earlier of mailing or actual delivery thereof. Without limiting the generality of the foregoing, the Company specifically waives any defense of lack of jurisdiction, improper venue or forum non conveniens.

ARTICLE II

Conversion Right

                       Section 2.1- Conversion. At the election of the Holder, this Note and accrued interest thereon may be converted, in whole or in part, at any time, into shares of the Common Stock, $.001 par value (the "Common Stock") of the Company at a conversion price equal to Thirty Three Cents ($.33) per share, subject to adjustment as hereinafter provided, by surrender of this Note to the Company together with a notice of conversion executed by the Holder specifying the amount hereof to be so converted.

                                              The Company shall, as promptly as practicable and in any event within seven days after receipt of such notice and payment, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of a share of Common Stock specified in said notice. The certificate or certificates so delivered shall be in such denominations as may be specified in such notice and shall be issued in the name of the Holder or such other name or names as shall be designated in such notice. This Note shall be deemed to have been converted and such certificate or certificates shall be deemed to have been issued, and such Holder or any other person so designated to be named therein shall be deemed for all purposes to have become a holder of record of Common Stock, as of the date the aforementioned notice is received by the Company. If this Note shall have been converted only in part, the Company shall, at the time of delivery of such certificate or certificates, deliver to the Holder a new Note evidencing the balance of the unconverted indebtedness represented by this Note as hereinabove provided, which new Note shall in all other respects be identical with this Note, or, at the request of the Holder, appropriate notation may be made on this Note which shall then be returned to the Holder. The Company shall pay all expenses, stamp, documentary and similar taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and any new Note under this provision.

                       Section 2.2- When Conversion Effective. The conversion of this Note shall be deemed to have been effected immediately prior to the close of business on the business day on which the Company shall have received a completed notice of conversion as hereinabove provided, and at such time the person in whose name any certificate for shares of Common Stock shall be issuable upon such conversion, as provided in Section 3.3, shall be deemed to have become the Holder of record of such Common Stock.

                       Section 2.3- Shares to Be Fully Paid and Nonassessable. All shares of Common Stock issued upon the conversion of this Note shall be validly issued, fully paid and nonassessable and, if such Common Stock is then quoted on NASDAQ or listed on any national securities exchange (as defined in the Exchange Act), such Common Stock shall, to the extent permitted under the applicable rules of such exchange or NASDAQ), be duly quoted or listed thereon, as the case may be.

                       Section 2.4- No Fractional Shares Required to Be Issued. The Company shall not be required to issue fractional shares of Common Stock upon conversion of this Note. If any fraction of a share of Common Stock would, but for this Section 1.3, be issuable upon final conversion of this Note, in lieu of such fractional share of Common Stock, the Company shall pay to the Holder in cash an amount equal to the same fraction of the Fair Market Value of the Company per share of Common Stock outstanding on the Business Day immediately prior to the date of such conversion.

                       Section 2.5- Reservation of Stock, Etc. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of this Note, all shares of Common Stock issuable upon the conversion of this Note. All shares of Common Stock issued upon the conversion of this Note shall be duly authorized, validly issued, fully paid and non-assessable.

                       Section 2.6- Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, Etc. In case the Company, after the date hereof, (a) shall effect a capital reorganization or reclassification of any or all of its capital stock, or (b) shall consolidate with or merge into any other organization, company, corporation, partnership, trust, business organization, individual, or group of individuals (a "Person") and shall not be the continuing or surviving corporation of such consolidation or merger, or (c) shall permit any other Person to consolidate with or merge into the Company, and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or the securities or property of any other Person, or (d) shall transfer all or substantially all of its properties and assets to any other Person; then proper provision shall be made so that the Holder of this Note, upon the conversion hereof at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, shall be entitled to receive the stock and other securities and property to which such Holder would have been entitled to, as if such Holder had so converted this Note immediately prior to the consummation of any such transaction.

                       Section 2.7- Adjustments for Stock Dividends; Combinations. In the event that the Company, at any time or from time to time hereafter, shall (i) declare or pay any dividend on its capital stock payable in Common Stock; (ii) effect a subdivision of its outstanding shares into a greater number of shares of Common Stock or any equity securities convertible into Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock); or (iii) combine or consolidate its outstanding shares of Common Stock, by reclassification or otherwise, into a lesser number of shares of Common Stock, then, upon the conversion hereof, at any time after the occurrence of any event described above, the Holder shall be entitled to receive the Common Stock to which such Holder would have been entitled if such Holder had converted this Note immediately prior to the occurrence of such event.

                       Section 2.8- No Impairment. The Company will not, by any means, avoid or seek to avoid the observance or performance of any of the terms of this Note. Without limiting the foregoing, the Company (a) will not permit the par value, if any, of any shares of stock receivable upon the conversion of this Note to exceed the amount payable therefore upon such conversion, (b) will take such action as may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of this Note, and (c) will not (i) transfer all or substantially all of its assets to any other Person, or (ii) consolidate with or merge into any other Person where the Company is not the surviving Person, unless the other Person acquiring such properties and assets or surviving after such consolidation or merger shall expressly assume in writing all the terms of this Note.

                       Section 2.9- Transfer Without Registration. Neither this Note nor the shares of Common Stock issuable hereunder have been registered under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities laws. Until such time, if any, as such shares shall have been so registered neither this Note nor any shares of Common Stock issued upon the conversion of this Note shall be transferred, sold or assigned, except upon delivery of (a) an opinion (in form and substance satisfactory to the Company) of counsel satisfactory to the Company to the effect that such registration is not required or (b) such information as, in the reasonable opinion of the Company, is necessary in order to establish that such transfer may be made without registration. Each certificate for shares of Common Stock issued upon conversion of this Note, unless at the time of conversion such shares are registered under the 1933 Act, shall bear a legend to such effect. Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public offering pursuant to a registration statement under the 1933 Act) shall also bear such legend unless, in the opinion of counsel selected by the Holder of such certificate (who may be an employee of such Holder) and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

                       IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its authorized officer as of the day and year first above written.

DIAYSYS CORPORATION

By: S/ JEFFREY B. AARONSON
Jeffrey B. Aaronson, President